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            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-41007) pertaining to the GATX Corporation Salaried Employees Retirement Savings Plan of our report dated May 14, 2004, with respect to the financial statements and supplemental schedule of GATX Corporation Salaried Employees Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

June 28, 2004
Ernst & Young LLP
Chicago, Illinois